UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

BLUEGREEN CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	0-19292	03-0300793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4960 Conference Way, North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, the Board of Directors of Bluegreen Corporation (the "Company"), upon recommendation of the Compensation Committee, approved revisions to the non-employee director compensation plan previously approved on June 15, 2005 and the subject of a Report on Form 8-K filed on June 21, 2005.

In addition to the previously disclosed compensation received for service on the Board, the chairperson of the Audit Committee will receive a $15,000 annual retainer and members of the Audit Committee will receive a $10,000 annual retainer. The non-employee members of the Investment Committee will receive a $15,000 annual retainer. The Company's Chairman, Alan B. Levan, and the Company's Vice Chairman, John E. Abdo, who have not previously received any compensation since joining the Board in 2002, will receive $100 and options to purchase 50,000 shares of the Company's common stock at an exercise price of $18.36 per share (the closing price on the date of grant). The options vest immediately and are exercisable for 10 years. Mr. Levan and Mr. Abdo will not receive any additional amounts for service on Board committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGREEN CORPORATION

Date: July 26, 2005
By: /S/ ANTHONY M. PULEO______________
Name: Anthony M. Puleo _______
Title: Senior Vice President and Interim Chief Financial Officer__________

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